Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-58084) of AMNEX, Inc. of our report dated June 28, 1996 relating to the consolidated financial statements of Capital Network System, Inc., for the years ended September 30, 1993, 1994 and 1995, which appear in the Exhibit to Amendment No. 1 to Form 8- K for an event dated June 28, 1996.




PRICE WATERHOUSE LLP

Austin, TX
April 23, 1997